RESOLUTION

          TO AMEND SUB-SECTION (2) OF ARTICLE IV (DIRECTORS) OF
         THE BY-LAWS OF THE CORPORATION TO INCREASE THE NUMBER OF
                      DIRECTORS FROM ELEVEN TO TWELVE

               Board of Directors of Winn-Dixie Stores, Inc.
                               June 22, 1994



WHEREAS, under Article XXIV of the By-Laws of the Corporation, the By-Laws may be amended by a majority vote of the Board of Directors at any regular meeting, if notice of the proposed amendment is contained in the notice of the meeting; and

WHEREAS, all the members of the Board of Directors have waived notice of the meeting of the Board of Directors held on Wednesday, June 22, 1994, as provided under Sub-Section (2),
Article XXIII (Notices) of the By-Laws of the Corporation,

NOW THEREFORE, BE IT RESOLVED, that Sub-Section (2) of Article IV (Directors) of the By-Laws of this Corporation shall be and the same is hereby amended by deleting the first sentence thereof in its entirety and by substituting a new first sentence of Sub-Section (2) of Article IV, reading as follows:

          "The Board of Directors shall consist of twelve (12) members who shall be divided into three classes, with the number of directors in each class to be as nearly equal as possible."

AND FURTHER RESOLVED, that the Secretary of the Corporation shall be and he is hereby authorized and directed to take such action as shall be necessary or desirable to give effect to the above amendment to the By-Laws of the Corporation and properly to certify the same.

                * * * * * * * * * * * * * * * * * * * * * *

     I, Wayne E. Ripley, Jr., Secretary of Winn-Dixie Stores, Inc., a Florida corporation, do hereby certify that the foregoing is a true, correct and complete copy of resolutions adopted by the Board of Directors of Winn-Dixie Stores, Inc., at the regular quarterly meeting of the Board duly called and legally held at Jacksonville, Florida, on Wednesday, June 22, 1994; that the meeting was attended by a quorum of the Board; and that the resolutions are entered upon the regular minute book of the corporation and are now in full force and effect.

     IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of the corporation at Jacksonville, Florida, this 22nd day of June, 1994.



                              ______________________________
                              Wayne E. Ripley, Jr., Secretary

(CORPORATE SEAL)
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